                                                                      EX-99.d.3.

                              SUBADVISORY AGREEMENT

     THIS  AGREEMENT is made and entered into as of the [ ] day of [ ], 2007, by and among  ABERDEEN FUNDS (the "Trust),  a Delaware  statutory  trust,  ABERDEEN
ASSET MANAGEMENT INC. (the "Adviser"),  a Delaware corporation  registered under the  Investment  Advisers Act of 1940,  as amended  (the  "Advisers  Act"),  and
NORTHPOINTE CAPITAL LLC, a limited liability company under the laws of the State of Delaware (the "Subadviser"), and also registered under the Advisers Act.

                                   WITNESSETH:

     WHEREAS,  the Trust is  registered  with the U.S.  Securities  and Exchange
Commission (the "SEC") as an open-end  management  investment  company under the
Investment Company Act of 1940, as amended (the "1940 Act");

     WHEREAS, the Adviser has, pursuant to an Investment Advisory Agreement with the Trust dated as of the[ ] day of [ ], 2007 (the "Advisory  Agreement"),  been retained  to act as  investment  adviser  for certain of the series of the Trust that are listed on Exhibit A to this Agreement (each, a "Fund");

     WHEREAS,  the Adviser  represents  that it is willing and  possesses  legal authority to render such services  subject to the terms and conditions set forth in this Agreement;

     WHEREAS,  the  Trust  and the  Adviser  each  represent  that the  Advisory
Agreement  permits  the  Adviser to  delegate  certain  of its duties  under the
Advisory Agreement to other investment advisers,  subject to the requirements of the 1940 Act; and

     WHEREAS,  the Adviser  desires to retain the Subadviser to assist it in the provision  of a  continuous  investment  program for that  portion of the Fund's assets that the Adviser will assign to the  Subadviser,  and the  Subadviser  is willing to render such services subject to the terms and conditions set forth in this Agreement,

     NOW,  THEREFORE,  the parties do mutually agree and promise as follows with respect to each Fund:

     1. Appointment as Subadviser. The Adviser hereby appoints the Subadviser to act as investment adviser for and to manage that portion or all of the assets of the Fund  that the  Adviser  from  time to time  upon  reasonable  prior  notice allocates  to, and puts under the control of, the  Subadviser  (the  "Subadviser
Assets")  subject to the supervision of the Adviser and the Board of Trustees of the Trust and subject to the terms of this Agreement;  and the Subadviser hereby accepts such appointment.  In such capacity, the Subadviser shall be responsible for the investment  management of the Subadviser  Assets.  It is recognized that the Subadviser and certain of its affiliates now act, and that from time to time hereafter  may  act,  as  investment  adviser  to one or more  other  investment companies  and to fiduciary or other  managed  accounts and that the Adviser and the Trust cannot object to such activities.

     2. Duties of Subadviser.

          a.  Investments.  The Subadviser is hereby authorized and directed and hereby agrees,  subject to the stated investment  policies and restrictions of the  Fund  as set  forth  in the  Fund's  prospectus  and  statement  of additional  information  as  currently  in effect and, as soon as practical after the Trust, the Fund or the Adviser  notifies the Subadviser  thereof, as  supplemented  or amended  from time to time  (collectively  referred to hereinafter  as the  "Prospectus")  and  subject to the  directions  of the
     Adviser and the Trust's Board of Trustees, to monitor on a continuous basis the  performance  of the  Subadviser  Assets  and to  conduct a  continuous
     program  of  investment,   evaluation   and,  if   appropriate,   sale  and
     reinvestment  of the Subadviser  Assets.  The Adviser agrees to provide the
     Subadviser  with such  assistance  as may be  reasonably  requested  by the
     Subadviser  in  connection  with the  Subadviser's  activities  under  this
     Agreement, including, without limitation,  providing information concerning the Fund, its funds available,  or to become available,  for investment and generally as to the conditions of the Fund's or the Trust's affairs.

          b.  Compliance  with Applicable  Laws,  Governing  Documents and Trust
     Compliance  Procedures.  In the  performance  of its  services  under  this
     Agreement, the Subadviser shall act in conformity with: (i) the Prospectus;
     (ii) the  Trust's  Agreement  and  Declaration  of  Trust  and  By-Laws  as
     currently in effect and, as soon as practical after the Trust,  the Fund or the Adviser  notifies the  Subadviser  thereof,  as  supplemented,  amended and/or  restated  from  time  to  time  (referred  to  hereinafter  as  the
     "Declaration of Trust" and "By-Laws," respectively); (iii) the policies and procedures for compliance by the Trust with the Federal Securities Laws (as that term is  defined  in Rule 38a-1  under the 1940 Act)  provided  to the
     Subadviser (together, the "Trust Compliance Procedures"); and (iv) with the instructions  and  directions  received in writing  from the Adviser or the
     Trustees of the Trust. The Subadviser in performing its services under this
     Agreement  will conform to, and comply with, the  requirements  of the 1940
     Act, the Internal  Revenue Code of 1986, as amended (the  "Code"),  and all other applicable  federal and state laws and regulations.  Without limiting the preceding sentence, the Adviser promptly shall notify the Subadviser as to any  act or  omission  of the  Subadviser  hereunder  that  the  Adviser reasonably  deems to constitute or to be the basis of any  noncompliance or nonconformance  with any of the Trust's  Declaration  of Trust and By-Laws, the  Prospectus  and Trust  Compliance  Procedures,  the  instructions  and directions  received  in writing  from the  Adviser or the  Trustees of the
     Trust or the 1940 Act, the Code, and all other applicable federal and state laws and  regulations.  Notwithstanding  the  foregoing,  the Adviser shall remain  responsible  for  ensuring  the  Fund's  and  the  Trust's  overall compliance with the 1940 Act, the Code and all other applicable federal and state laws and  regulations  and the Subadviser is only obligated to comply with this subsection (b) with respect to the Subadviser Assets. The Adviser timely  will  provide  the  Subadviser  with a copy of the  minutes  of the meetings  of the  Board of  Trustees  of the Trust to the  extent  they may affect a Fund or the services of the  Subadviser,  copies of any  financial statements or reports made by a Fund to its  shareholders,  and any further materials or information  which the  Subadviser  may reasonably  request to enable it to perform its functions under this Agreement.

          The Adviser shall perform quarterly and annual tax compliance tests to ensure that the Fund is in compliance  with Subchapter M and Section 817(h)
     of the Code. In connection  with such compliance  tests,  the Adviser shall inform the  Subadviser  at least ten (10) business days prior to a calendar quarter  end if the  Subadviser  Assets  are  out of  compliance  with  the diversification  requirements  under either Subchapter M or Section 817(h).
     If the Adviser  notifies the Subadviser that the Subadviser  Assets are not in compliance with such requirements  noted above, the Subadviser will take prompt action to bring the Subadviser  Assets back into  compliance  within the time permitted under the Code thereunder.

          The Adviser will provide the Subadviser with reasonable advance notice of any change in a Fund's investment objectives,  policies and restrictions as stated in the Prospectus,  and the Subadviser  shall, in the performance of its duties and obligations  under this Agreement,  manage the Subadviser
     Assets  consistent  with such  changes,  provided that the  Subadviser  has received prompt notice of the  effectiveness of such changes from the Trust or the Adviser.  In addition to such notice,  the Adviser  shall provide to the Subadviser a copy of a modified Prospectus reflecting such changes. The
     Adviser  acknowledges and will ensure that the Prospectus will at all times be in compliance  with all  disclosure  requirements  under all  applicable federal and state laws and  regulations  relating to the Trust or the Fund, including,  without limitation, the 1940 Act, and the rules and regulations thereunder,  and that the Subadviser  shall have no liability in connection therewith,  except as to the accuracy of material information  furnished in writing by the Subadviser to the Trust or to the Adviser  specifically  for inclusion in the Prospectus. The Subadviser hereby agrees to provide to the
     Adviser in a timely manner such information  relating to the Subadviser and its  relationship  to, and actions  for, the Trust as may be required to be contained in the  Prospectus  or in the Trust's  Registration  Statement on
     Form N-1A.

          In order to assist the Trust and the Trust's Chief Compliance  Officer
     (the "Trust CCO") to satisfy the requirements contained in Rule 38a-1 under the 1940 Act,  the  Subadviser  shall  provide to the Trust CCO: (i) direct access to the Subadviser's chief compliance officer (the "Subadviser CCO"), as reasonably requested by the Trust CCO; (ii) quarterly reports confirming that the  Subadviser has complied with the Trust  Compliance  Procedures in managing the Subadviser  Assets;  and (iii) quarterly  certifications  that there were no Material  Compliance Matters (as that term is defined by Rule
     38a-1(e)(2)) that arose under the Trust Compliance  Procedures that related to the Subadviser's management of the Subadviser Assets.

          c. Subadviser Compliance Policies and Procedures. The Subadviser shall promptly  provide  the  Trust  CCO with  copies  of:  (i) the  Subadviser's policies and procedures  for compliance by the Subadviser  with the Federal
     Securities Laws (together,  the "Subadviser  Compliance  Procedures"),  and
     (ii) any material  changes to the  Subadviser  Compliance  Procedures.  The
     Subadviser shall cooperate fully with the Trust CCO so as to facilitate the
     Trust  CCO's  performance  of the Trust CCO's  responsibilities  under Rule
     38a-1 to review,  evaluate  and report to the Trust's  Board of Trustees on the operation of the Subadviser Compliance  Procedures,  and shall promptly report to the Trust CCO any Material  Compliance  Matter  arising under the
     Subadviser  Compliance  Procedures  involving the  Subadviser  Assets.  The
     Subadviser shall provide to the Trust CCO: (i) quarterly reports confirming the Subadviser's  compliance with the Subadviser  Compliance  Procedures in managing the Subadviser Assets, and (ii)  certifications that there were no
     Material  Compliance  Matters involving the Subadviser that arose under the
     Subadviser  Compliance  Procedures that affected the Subadviser  Assets. At least annually,  the Subadviser  shall provide a certification to the Trust
     CCO to the  effect  that the  Subadviser  has in place and has  implemented policies and procedures that are reasonably  designed to ensure  compliance by the Subadviser with the Federal Securities Laws.

          d. Voting of Proxies.  The Adviser hereby  delegates to the Subadviser the  Adviser's  discretionary  authority  to  exercise  voting  rights with respect to the  securities and other  investments in the Subadviser  Assets and  authorizes  the  Subadviser  to delegate  further  such  discretionary authority to a designee  identified  in a notice given to the Trust and the
     Adviser. The Subadviser,  including without limitation its designee,  shall have the power to vote,  either in person or by proxy,  all  securities  in which the  Subadviser  Assets may be invested from time to time,  and shall not be required to seek or take instructions from, the Adviser, the Fund or the Trust or take any action with respect  thereto.  If both the Subadviser and another  entity  managing  assets of the Fund have  invested the Fund's assets in the same security, the Subadviser and such other entity will each have the power to vote its pro rata share of the Fund's security.

          The Subadviser will establish a written  procedure for proxy voting in compliance with current applicable rules and regulations, including but not limited to Rule 30b1-4 under the 1940 Act. The Subadviser  will provide the
     Adviser or its designee,  a copy of such  procedure and establish a process for the timely  distribution of the Subadviser's voting record with respect to the Fund's  securities and other  information  necessary for the Fund to complete  information  required  by Form  N-1A  under  the 1940 Act and the
     Securities Act of 1933, as amended (the "Securities  Act"), Form N-PX under the 1940 Act,  and Form  N-CSR  under the  Sarbanes-Oxley  Act of 2002,  as amended, respectively.

          e. Agent.  Subject to any other written instructions of the Adviser or the Trust, the Subadviser is hereby appointed the Adviser's and the Trust's agent and  attorney-in-fact  for the limited purposes of executing  account documentation,  agreements, contracts and other documents as the Subadviser shall be requested by brokers, dealers, counterparties and other persons in connection  with its  management of the Subadviser  Assets.  The Subadviser agrees  to  provide  the  Adviser  and the  Trust  with  copies of any such agreements executed on behalf of the Adviser or the Trust.

          f. Brokerage. The Subadviser is authorized, subject to the supervision of the Adviser and the plenary  authority of the Trust's Board of Trustees, to establish  and maintain  accounts on behalf of the Fund with,  and place orders for the investment and reinvestment,  including  without  limitation purchase and sale, of the Subadviser Assets with or through,  such persons, brokers  (including,  to the extent permitted by applicable law, any broker affiliated  with the  Subadviser)  or dealers  (collectively  "Brokers") as
     Subadviser  may  elect  and  negotiate  commissions  to  be  paid  on  such transactions.  The  Subadviser,  however,  is not  required  to obtain  the consent  of  the  Adviser  or  the  Trust's  Board  of  Trustees  prior  to establishing  any such brokerage  account.  The Subadviser  shall place all orders for the  purchase  and sale of  portfolio  investments  for a Fund's account with Brokers  selected by the Subadviser.  In the selection of such
     Brokers and the placing of such orders, the Subadviser shall seek to obtain for the Fund the most favorable  price and execution  available,  except to the extent it may be  permitted  to pay higher  brokerage  commissions  for brokerage and research services, as provided below. In using its reasonable efforts  to  obtain  for a Fund  the most  favorable  price  and  execution available, the Subadviser,  bearing in mind the best interests of each Fund at all times,  shall  consider  all  factors it deems  relevant,  including price,  the size of the  transaction,  the breadth and nature of the market for the  security,  the  difficulty  of the  execution,  the  amount of the commission,  if any,  the  timing of the  transaction,  market  prices  and trends,  the reputation,  experience and financial  stability of the Broker involved,  and the  quality  of  service  rendered  by the  Broker in other transactions.  Notwithstanding  the foregoing,  neither the Trust, the Fund nor the Adviser  shall  instruct  the  Subadviser  to place orders with any particular Broker(s) with respect to the Subadviser Assets. Subject to such policies as the Trustees may determine,  or as may be mutually agreed to by the  Adviser and the  Subadviser,  the  Subadviser  is  authorized  but not obligated to cause,  and shall not be deemed to have acted unlawfully or to have  breached  any duty created by this  Agreement or otherwise  solely by reason  of its  having  caused,  the  Fund to pay a  Broker  that  provides brokerage and research services (within the meaning of Section 28(e) of the
     Securities  Exchange Act of 1934) to the Subadviser an amount of commission for effecting a Subadviser Assets' investment transaction that is in excess of the amount of  commission  that  another  Broker  would have charged for effecting that  transaction  if, but only if, the Subadviser  determines in good faith that such  commission was reasonable in relation to the value of the brokerage and research services provided by such Broker viewed in terms of either that particular  transaction or the overall responsibility of the
     Subadviser with respect to the accounts as to which it exercises investment discretion.

          It is  recognized  that the  services  provided by such Brokers may be useful to the Subadviser in connection  with the  Subadviser's  services to other clients.  On occasions when the Subadviser deems the purchase or sale of a security to be in the best  interests  of the Fund with respect to the
     Subadviser  Assets  as  well  as  other  clients  of  the  Subadviser,  the
     Subadviser,  to the extent  permitted by applicable  laws and  regulations, may, but shall be under no obligation  to,  aggregate the  securities to be sold or  purchased  in order to obtain  the most  favorable  price or lower brokerage commissions and efficient execution. In such event, allocation of securities  so sold or purchased,  as well as the expenses  incurred in the transaction,  will be made by the  Subadviser in the manner the  Subadviser considers  to be the most  equitable  and  consistent  with  its  fiduciary obligations to each Fund and to such other clients.  It is recognized  that in some  cases,  this  procedure  may  adversely  affect  the price paid or received  by the  Fund  or the  size of the  position  obtainable  for,  or disposed of by, the Fund with respect to the Subadviser Assets.

          g. Securities  Transactions.  The Subadviser and any affiliated person of the Subadviser will not purchase securities or other instruments from or sell securities or other instruments to the Fund;  provided,  however,  the
     Subadviser  or  any  affiliated  person  of  the  Subadviser  may  purchase
     securities  or  other   instruments   from  or  sell  securities  or  other
     instruments to the Fund if such transaction is permissible under applicable laws and regulations,  including,  without limitation, the 1940 Act and the
     Advisers Act and the rules and regulations promulgated thereunder.

          The Subadviser acknowledges that the Adviser and the Trust may rely on
     Rule 17a-7,  Rule 17a-10,  Rule 10f-3, Rule 12d3-1 and Rule 17e-1 under the
     1940 Act, and the  Subadviser  hereby agrees that it shall not consult with any  other  subadviser  to  the  Trust  with  respect  to  transactions  in securities for the  Subadviser  Assets or any other  transactions  of Trust assets.

          The  Subadviser,  on its own  behalf  and with  respect  to its Access
     Persons  (as defined in  subsection  (e) of Rule 17j-1 under the 1940 Act), agrees to observe and comply with Rule 17j-1 and its Code of Ethics  (which shall comply in all material  respects with Rule 17j-1), as the same may be amended from time to time. On at least an annual basis, the Subadviser will comply with the  reporting  requirements  of Rule 17j-1,  which may include either (i)  certifying  to the Adviser that the  Subadviser  and its Access
     Persons have complied with the Subadviser's  Code of Ethics with respect to the  Subadviser  Assets  or (ii)  identifying  any  violations  which  have occurred with respect to the Subadviser  Assets.  The Subadviser  will have also submitted its Code of Ethics for its initial  approval by the Board of
     Trustees  no  later  than  the  date of  execution  of this  agreement  and subsequently within six months of any material change thereto.

          h. Books and Records.  The Subadviser shall maintain separate detailed records as are required by applicable  laws and  regulations of all matters hereunder  pertaining  to the  Subadviser  Assets (the  "Fund's  Records"),
     including,   without  limitation,   brokerage  and  other  records  of  all
     securities  transactions.  The  Subadviser  acknowledges  that  the  Fund's
     Records are property of the Trust; except to the extent that the Subadviser is required to maintain the Fund's  Records under the Advisers Act or other applicable  law and except  that the  Subadviser,  at its own  expense,  is entitled  to make and keep a copy of the Fund's  Records  for its  internal files. The Fund's Records shall be available to the Adviser or the Trust at any time upon reasonable  request during normal business hours and shall be available for  telecopying  promptly to the Adviser during any day that the
     Fund is open for business as set forth in the Prospectus.

          i. Information Concerning Subadviser Assets and Subadviser.  From time to time as the Adviser or the Trust  reasonably  may request in good faith, the  Subadviser  will  furnish the  requesting  party  reports on portfolio transactions and reports on the Subadviser  Assets,  all in such reasonable detail as the parties may  reasonably  agree in good faith.  The Subadviser will also  inform the  Adviser in a timely  manner of  material  changes in portfolio  managers  responsible for Subadviser  Assets, any changes in the ownership or management of the  Subadviser,  or of material  changes in the control of the  Subadviser.  Upon the Trust's or the  Adviser's  reasonable request,  the Subadviser  will make available its officers and employees to meet with the Trust's Board of Trustees to review the Subadviser Assets via telephone on a quarterly  basis and on a less frequent basis as agreed upon by the parties in person.

          Subject to the other provisions of this Agreement, the Subadviser will also provide such  information or perform such additional acts with respect to the Subadviser  Assets as are  reasonably  required for the Trust or the
     Adviser to comply with their respective  obligations under applicable laws, including without limitation, the Code, the 1940 Act, the Advisers Act, and the Securities Act, and any rule or regulation thereunder.

          j.  Custody  Arrangements.  The Trust or the Adviser  shall notify the
     Subadviser  of the  identities  of its  custodian  banks  and  the  custody arrangements therewith with respect to the Subadviser Assets and shall give the Subadviser  written  notice of any changes in such  custodian  banks or custody arrangements. The Subadviser shall on each business day provide the
     Adviser and the Trust's  custodian such  information as the Adviser and the
     Trust's  custodian  may  reasonably  request in good faith  relating to all transactions concerning the Subadviser Assets. The Trust shall instruct its custodian  banks to (A) carry  out all  investment  instructions  as may be directed by the  Subadviser  with respect to the  Subadviser  Assets (which instructions may be orally given if confirmed in writing);  and (B) provide
     the  Subadviser  with  all  operational   information   necessary  for  the
     Subadviser  to trade the  Subadviser  Assets  on  behalf  of the Fund.  The
     Subadviser  shall  have no  liability  for the  acts  or  omissions  of the authorized  custodian(s),  unless  such act or  omission is required by and taken in reliance upon instructions given to the authorized custodian(s) by a representative of the Subadviser properly authorized (pursuant to written instruction by the Adviser) to give such instructions.

          k. Valuation of Subadviser  Assets.  The Subadviser  agrees to monitor the Subadviser  Assets and to notify the Adviser or its designee on any day that the Subadviser  determines that a significant  event has occurred with respect  to one or  more  securities  held  in the  Subadviser  Assets.  As requested by the Adviser or the Trust's Valuation Committee, the Subadviser
     hereby agrees to provide additional  assistance to the Valuation  Committee of the  Trust,  the  Adviser  and the  Trust's  pricing  agents in  valuing
     Subadviser  Assets held in the portfolio.  Such assistance may include fair value  pricing of portfolio  securities,  as requested by the Adviser.  The
     Subadviser  agrees that it will act, at all times,  in accordance  with the
     Trust's  Valuation  Procedures,  and will  provide such  certifications  or sub-certifications  relating to its compliance  with the Trust's  Valuation
     Procedures  as  reasonably  may be  requested,  from  time to time,  by the
     Adviser or the Trust.

          The  Subadviser  also will  provide such  information  or perform such additional  acts as are  customarily  performed by a Subadviser  and may be required  for a  Fund  or the  Adviser  to  comply  with  their  respective obligations under applicable  federal securities laws,  including,  without limitation,  the 1940 Act, the Advisers  Act, the 1934 Act, the  Securities
     Act, and any rule or regulation thereunder.

     3. Independent  Contractor.  In the performance of its services  hereunder, the  Subadviser is aid shall be an independent  contractor and unless  otherwise expressly  provided  herein or otherwise  authorized  in writing,  shall have no authority to act for or represent the Fund,  the Trust or the Adviser in any way or otherwise be deemed an agent of the Fund, the Trust or the Adviser.

     4. Expenses. During the term of this Agreement, the Subadviser will pay all expenses  incurred by it in connection with its activities under this Agreement.
The Subadviser shall, at its sole expense,  employ or associate itself with such persons as it believes to be  particularly  fitted to assist it in the execution of its duties under this Agreement.  The Subadviser shall not be responsible for the Trust's,  the Fund's or Adviser's expenses,  which shall include, but not be limited to, the cost of securities, commodities and other investments (including brokerage  commissions and other  transaction  charges,  if any) purchased for a
Fund and any losses  incurred in  connection  therewith,  expenses of holding or carrying Subadviser Assets, including, without limitation, expenses of dividends on stock  borrowed  to cover a short sale and  interest,  fees or other  charges incurred in connection with leverage and related  borrowings with respect to the
Subadviser Assets,  organizational and offering expenses (which include, but are not limited to,  out-of-pocket  expenses,  but not overhead or employee costs of the Subadviser); expenses for legal, accounting and auditing services; taxes and governmental  fees; dues and expenses  incurred in connection with membership in investment company organizations; costs of printing and distributing shareholder reports, proxy materials,  prospectuses,  stock certificates and distribution of dividends;  charges of the Fund's custodians and sub-custodians,  administrators and sub-administrators,  registrars, transfer agents, dividend disbursing agents and dividend reinvestment plan agents; payment for portfolio pricing services to a pricing agent, if any;  registration  and filing fees of the SEC;  expenses of registering or qualifying securities of the Fund for sale in the various states;
freight  and  other  charges  in  connection  with the  shipment  of the  Fund's portfolio securities;  fees and expenses of non-interested Trustees; salaries of shareholder  relations  personnel;  costs of shareholders  meetings;  insurance;
interest;   brokerage   costs;   and  litigation  and  other   extraordinary  or
non-recurring  expenses.  The Trust or the  Adviser,  as the case may be,  shall reimburse the  Subadviser for any expenses of the Funds or the Adviser as may be reasonably incurred by such Subadviser on behalf of the Fund or the Adviser. The
Subadviser shall keep and supply to the Trust and the Adviser reasonable records of all such expenses.

     5. Compensation.  For the services provided pursuant to this Agreement, the
Subadviser is entitled to the fee listed for the Fund on Exhibit A hereto.  Such fees will be computed  daily and paid no later than the seventh  (7th)  business day following the end of each month,  from the Adviser,  calculated at an annual rate based on the Subadviser Assets' average daily net assets.

     The method of determining the net asset value of the Subadviser  Assets for purposes  hereof shall be the same as the method of determining  net asset value for purposes of establishing  the offering and redemption price of the shares of the Trust as  described in the Fund's  Prospectus.  If this  Agreement  shall be effective for only a portion of a month with respect to the Fund,  the aforesaid fee shall be prorated for the portion of such month during which this  Agreement is in effect for the Fund.

     6. Representations and Warranties of Subadviser.  The Subadviser represents and warrants to the Adviser and the Trust as follows:

          a. The  Subadviser is  registered  as an investment  adviser under the
     Advisers Act;

          b. The Subadviser is registered as a Commodity  Trading  Advisor under the  Commodity  Exchange  Act, as amended (the "CEA"),  with the  Commodity
     Futures Trading  Commission  (the "CFTC"),  or is not required to file such registration;

          c. The  Subadviser is a limited  liability  company duly organized and properly  registered and operating  under the laws of the State of Delaware with the power to own and possess  its assets and carry on its  business as it is now being conducted and as proposed to be conducted hereunder;

          d. The execution,  delivery and  performance by the Subadviser of this
     Agreement are within the Subadviser's  powers and have been duly authorized by all necessary  actions of its directors or  shareholders,  and no action by, or in respect of, or filing  with,  any  governmental  body,  agency or official is required on the part of the Subadviser for execution,  delivery and  performance  by the Subadviser of this  Agreement,  and the execution, delivery  and  performance  by the  Subadviser  of  this  Agreement  do not contravene or constitute a violation of, or a material  default under,  (i)
     any provision of applicable law, rule or regulation,  (ii) the Subadviser's governing instruments, or (iii) any agreement, judgment, injunction, order, decree or other instrument binding upon the Subadviser; and

          e. The Form ADV of the  Subadviser  provided  to the  Adviser  and the
     Trust is a true and complete copy of the form, including that part or parts of the Form ADV filed with the SEC,  that part or parts  maintained  in the records of the  Adviser,  and/or that part or parts  provided or offered to clients,  in  each  case as  required  under  the  Advisers  Act and  rules thereunder,  and the information contained therein is accurate and complete in all  material  respects  and does not omit to state  any  material  fact
     necessary  in  order  to  make  the  statements   made,  in  light  of  the
     circumstances under which they were made, not misleading.

     7.  Representations  and Warranties of Adviser.  The Adviser represents and warrants to the Subadviser as follows:

          a. The  Adviser  is  registered  as an  investment  adviser  under the
     Advisers Act;

          b. The Adviser has filed a notice of  exemption  pursuant to Rule 4.14 under the CEA with the CFTC and the National Futures  Association or is not
     required to file such exemption;

          c. The Adviser is a corporation  duly  organized and validly  existing under the laws of the State of  Delaware  with the power to own and possess its assets and carry on its  business as it is now being  conducted  and as proposed to be conducted hereunder;

          d. The  execution,  delivery  and  performance  by the Adviser of this
     Agreement are within the Adviser's  powers and have been duly authorized by all necessary action on the part of its directors or  shareholders,  and no action by, or in respect of, or filing with, any governmental  body, agency or official  is  required  on the part of the  Adviser  for the  execution, delivery  and  performance  by the  Adviser  of  this  Agreement,  and  the execution, delivery and performance by the Adviser of this Agreement do not contravene or constitute a violation of, or a material  default under,  (i)
     any provision of applicable  law,  rule or  regulation,  (ii) the Adviser's governing instruments, or (iii) any agreement, judgment, injunction, order, decree or other instrument binding upon the Adviser;

          e. The Form ADV of the  Adviser  provided  to the  Subadviser  and the
     Trust is a true and complete copy of the form, including that part or parts of the Form ADV filed with the SEC,  that part or parts  maintained  in the records of the  Adviser,  and/or that part or parts  provided or offered to clients,  in  each  case as  required  under  the  Advisers  Act and  rules thereunder,  and the information contained therein is accurate and complete in all  material  respects  and does not omit to state  any  material  fact
     necessary  in  order  to  make  the  statements   made,  in  light  of  the
     circumstances under which they were made, not misleading;

          f.  The  Adviser   acknowledges   that  it  received  a  copy  of  the
     Subadviser's Form ADV prior to the execution of this Agreement; and

          g. The  Adviser  and the Trust  have duly  entered  into the  Advisory
     Agreement  pursuant to which the Trust  authorized  the Adviser to delegate certain of its duties  under the  Advisory  Agreement  to other  investment advisers,  including  without  limitation,  the appointment of a subadviser with respect to assets of each of the Trust's mutual fund series, including
     without   limitation  the  Adviser's  entering  into  and  performing  this
     Agreement.

     8.  Representations  and Warranties of the Trust.  The Trust represents and warrants to the Adviser and the Subadviser as follows:

          a. The Trust is a statutory  trust duly  formed and  validly  existing under the laws of the State of  Delaware  with the power to own and possess its assets and carry on its  business as it is now being  conducted  and as proposed to be conducted hereunder;

          b. The Trust is registered as an investment company under the 1940 Act and has elected to qualify and has qualified,  together with the Fund, as a regulated  investment  company  under the Code,  and the Fund's  shares are registered under the Securities Act;

          c.  The  execution,  delivery  and  performance  by the  Trust of this
     Agreement  are within the Trust's  powers and have been duly  authorized by all  necessary  action on the part of the Trust and its Board of  Trustees, and no action by, or in respect of, or filing with, any governmental  body, agency or official is required on the part of the Trust for the  execution, delivery and performance by the Trust of this Agreement, and the execution, delivery and  performance  by the Trust of this Agreement do not contravene or constitute a default under (i) any provision of applicable  law, rule or regulation, (ii) the Trust's governing instruments, or (iii) any agreement, judgment,  injunction,  order,  decree or other instrument binding upon the
     Trust; and

          d. The Trust  acknowledges that it received a copy of the Subadviser's
     Form ADV prior to the execution of this Agreement.

     9. Survival of Representations and Warranties;  Duty to Update Information.
All representations  and warranties made by the Subadviser,  the Adviser and the
Trust  pursuant to the  recitals  above and  Sections 6, 7 and 8,  respectively, shall survive for the duration of this  Agreement  and the parties  hereto shall promptly  notify  each  other in  writing  upon  becoming  aware that any of the foregoing  representations  and warranties are no longer true or accurate in all material effects.

     10. Liability and Indemnification.

          a.  Liability.  The  Subadviser  shall  exercise its best  judgment in rendering its services in accordance with the terms of this Agreement,  but otherwise,  in the  absence  of  willful  misfeasance,  bad  faith or gross negligence  on the part of the  Subadviser  or a reckless  disregard of its duties hereunder, the Subadviser, each of its affiliates and all respective partners, officers, directors and employees ("Affiliates") and each person, if  any,  who  within  the  meaning  of the  Securities  Act  controls  the
     Subadviser  ("Controlling  Persons"),  if any,  shall not be subject to any expenses or liability to the Adviser,  any other  subadviser to a Fund, the
     Trust or a Fund or any of a Fund's  shareholders,  in  connection  with the matters to which this Agreement  relates,  including without limitation for any  losses  that may be  sustained  in the  purchase,  holding  or sale of
     Subadviser  Assets.  The  Adviser  shall  exercise  its  best  judgment  in rendering its  obligations in accordance  with the terms of this Agreement, but otherwise  (except as set forth in Section 10(c) below), in the absence of willful  misfeasance,  bad faith or gross  negligence on the part of the
     Adviser or a reckless disregard of its duties hereunder,  the Adviser,  any of its Affiliates and each of the Adviser's  Controlling  Persons,  if any, shall not be subject to any  liability  to the  Subadviser,  for any act or omission in the case of, or connected with, rendering services hereunder or for any losses that may be  sustained in the  purchase,  holding or sale of
     Subadviser  Assets.  Notwithstanding  the  foregoing,  nothing herein shall relieve the Adviser and the Subadviser from any of their  obligations under applicable  law,  including,  without  limitation,  the  federal  and state securities laws and the CEA.

          b.  Indemnification.  The Subadviser shall indemnify the Adviser,  the
     Trust  and the  Fund,  and  their  respective  Affiliates  and  Controlling
     Persons,  for any  liability  and expenses,  including  without  limitation reasonable  attorneys'  fees and  expenses,  which the  Adviser,  the Trust and/or the Fund and their respective Affiliates and Controlling Persons may sustain as a result of the  Subadviser's  willful  misfeasance,  bad faith, gross negligence,  reckless  disregard of its duties hereunder or violation of applicable law,  including,  without  limitation,  the federal and state securities laws or the CEA. The Adviser shall indemnify the Subadviser, its
     Affiliates  and its  Controlling  Persons,  for any liability and expenses, including without limitation reasonable attorneys' fees and expenses, which may be  sustained as a result of the  Adviser's  willful  misfeasance,  bad faith,  gross  negligence,  reckless  disregard of its duties  hereunder or violation of applicable law, including, without limitation, the federal and state securities laws or the CEA.

          The Trust shall  indemnify  the  Subadviser,  its  Affiliates  and its
     Controlling  Persons,  for any liability and  expenses,  including  without limitation reasonable attorneys' fees and expenses,  which may be sustained
     as  a  result  of  the  Trust's  willful  misfeasance,   bad  faith,  gross
     negligence,  reckless  disregard  of its duties  hereunder  or violation of applicable  law,  including,  without  limitation,  the  federal  and state securities laws or the CEA.

          c. The Subadviser  shall not be liable to the Adviser for (i) any acts of the  Adviser  or any  other  subadviser  to a Fund with  respect  to the portion of the assets of that Fund not managed by Subadviser,  or (ii) acts of the Subadviser which result from acts of the Adviser, including, but not limited  to, a failure  of the  Adviser  to provide  accurate  and  current information  with respect to any records  maintained  by the Adviser or any other  subadviser to a Fund,  which  records are not also  maintained by or otherwise available to the Subadviser upon reasonable request.  The Adviser agrees that Subadviser shall manage the Subadviser Assets as if they were a separate operating Fund as set forth in Section 2(b) of this Agreement. The
     Adviser shall  indemnify the  Subadviser,  its Affiliates  and  Controlling
     Persons from any liability  arising from the conduct of the Adviser and any other  subadviser  with  respect to the  portion  of the Fund's  assets not allocated to the Subadviser.

     11. Duration and Termination.

          a. Duration.  Unless sooner terminated,  this Agreement shall continue until [ ] with respect to any Fund covered by this Agreement  initially and for any Fund subsequently added to this Agreement,  an initial period of no more than two  years,  and  thereafter  shall  continue  automatically  for successive annual periods with respect to each of the Funds;  provided that such continuance is specifically  approved at least annually by the Trust's
     Board of  Trustees  or the vote of the lesser of (a) 67% of the shares of a
     Fund  represented  at a  meeting  if  holders  of  more  than  50%  of  the outstanding  shares  of the Fund are  present  in person or by proxy or (b)
     more than 50% of the outstanding shares of the Fund;  provided further that in either  event its  continuance  also is  approved  by a majority  of the
     Trust's  Trustees who are not "interested  persons" (as defined in the 1940
     Act) of any  party to this  Agreement,  by vote cast in person at a meeting called for the purpose of voting on such approval.

          b. Termination. Notwithstanding whatever may be provided herein to the contrary,  this Agreement may be terminated at any time with respect to the
     Fund, without payment of any penalty:

               (i) By vote of a majority of the Trust's Board of Trustees, or by
          "vote of a majority of the outstanding  voting securities" of the Fund
          (as defined in the 1940 Act),  or by the Adviser,  in each case,  upon not more than 60 days' written notice to the Subadviser;

               (ii) By any party hereto  immediately  upon written notice to the other  parties  in the  event of a  breach  of any  provision  of this
          Agreement by either of the other parties; or

               (iii)  By the  Subadviser  upon not  more  than 60 days'  written notice to the Adviser and the Trust.

     This  Agreement  shall not be assigned (as such term is defined in the 1940
Act) and shall  terminate  automatically  in the event of its assignment or upon the termination of the Advisory Agreement.

     12.   Duties  of  the  Adviser.   The  Adviser   shall   continue  to  have
responsibility  for all  services  to be  provided  to the Fund  pursuant to the
Advisory Agreement and shall oversee and review the Subadviser's  performance of its duties  under this  Agreement.  Nothing  contained in this  Agreement  shall obligate the Adviser to provide any funding or other  support for the purpose of directly or indirectly promoting investments in the Fund.

     13.  Reference to Adviser and Subadviser.

          a. Neither the Adviser nor any Affiliate or agent of the Adviser shall make  reference  to or  use  the  name  of  the  Subadviser  or  any of its
     Affiliates,  or any of their  clients,  except  references  concerning  the identity  of and  services  provided  by the  Subadviser  to a Fund,  which references  shall not  differ  in  substance  from  those  included  in the
     Prospectus and this Agreement,  in any advertising or promotional materials without the prior approval of the  Subadviser,  which approval shall not be unreasonably  withheld or delayed.  The Adviser  hereby  agrees to make all reasonable  efforts to cause the Fund and any Affiliate  thereof to satisfy the foregoing obligation.

          b. Neither the Subadviser nor any Affiliate or agent of the Subadviser shall  make  reference  to or use  the  name of the  Adviser  or any of its
     Affiliates,  or any of their  clients,  except  references  concerning  the identity  of and  services  provided  by the  Adviser  to a Fund  or to the
     Subadviser,  which  references  shall not  differ in  substance  from those included  in the  Prospectus  and this  Agreement,  in any  advertising  or promotional  materials  without the prior  approval of the  Adviser,  which approval  shall not be  unreasonably  withheld or delayed.  The  Subadviser hereby agrees to make all reasonable  efforts to cause any Affiliate of the
     Subadviser to satisfy the foregoing obligation.

     14.  Amendment.  This  Agreement  may be amended  by mutual  consent of the parties, provided that the terms of any material amendment shall be approved by:
(a) the Trust's Board of Trustees or by a vote of a majority of the  outstanding voting  securities of the Funds (as required by the 1940 Act),  and (b) the vote of a majority of those Trustees of the Trust who are not "interested persons" of any party to this  Agreement  cast in person at a meeting called for the purpose of voting on such approval, if such approval is required by applicable law.

     15.  Confidentiality.  Subject to the duties of the Adviser,  the Trust and the  Subadviser  to comply  with  applicable  law,  including  any demand of any regulatory or taxing  authority  having  jurisdiction,  the parties hereto shall treat as confidential and shall not disclose any and all information  pertaining to the Fund and the  actions  of the  Subadviser,  the  Adviser  and the Fund in respect thereof; except to the extent:

          a.   Authorized.   The  Adviser  or  the  Trust  has  authorized  such
     disclosure;

          b. Court or Regulatory  Authority.  Disclosure of such  information is expressly  required or requested by a court or other  tribunal of competent jurisdiction or applicable federal or state regulatory authorities;

          c. Publicly Known Without Breach.  Such  information  becomes known to the  general  public  without  a  breach  of this  Agreement  or a  similar confidential disclosure agreement regarding such information;

          d.  Already  Known.  Such  information  already was known by the party prior to the date hereof;

          e. Received  From Third Party.  Such  information  was or is hereafter rightfully  received by the party from a third party  (expressly  excluding the Fund's custodian,  prime broker and administrator)  without restriction on its  disclosure  and without  breach of this  Agreement  or of a similar confidential disclosure agreement regarding them; or

          f. Independently  Developed.  The party  independently  developed such information.

     16. Notice.  Any notice that is required to be given by the parties to each other  under the terms of this  Agreement  shall be in  writing,  delivered,  or mailed  postpaid  to  the  other  parties,  or  transmitted  by  facsimile  with acknowledgment  of  receipt,  to the  parties  at  the  following  addresses  or facsimile  numbers,  which may from time to time be  changed  by the  parties by notice to the other parties:

     If to the Subadviser:

     NorthPointe Capital, LLC
     101 West Big Beaver Road, Suite 745
     Troy, MI 48084

     If to the Adviser:

     Aberdeen Asset Management Inc.
     1735 Market Street
     17th Floor
     Philadelphia, PA  19103
     Attention: Legal Department
     Facsimile: (215) 405-5780

     If to the Trust:

     Aberdeen Funds
     5 Tower Bridge
     300 Barr Harbor Drive
     West Conshohocken, PA 19428
     Attention: Legal Department
     Facsimile: (610) 238-660

     17.  Jurisdiction.  This  Agreement  shall be governed by and  construed in accordance with substantive  laws of the State of Delaware without  reference to choice of law  principles  thereof and in  accordance  with the 1940 Act. In the case of any conflict, the 1940 Act shall control.

     18.   Counterparts.   This  Agreement  may  be  executed  in  one  or  more
counterparts,  each of which  shall be deemed an  original,  all of which  shall together constitute one and the same instrument.

     19. Certain  Definitions.  For the purposes of this Agreement and except as
otherwise  provided  herein,   "interested  person,"  "affiliated  person,"  and
"assignment" shall have their respective  meanings as set forth in the 1940 Act, subject, however, to such exemptions as may be granted by the SEC.

     20. Captions. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof.

     21. Severability.  If any provision of this Agreement shall be held or made invalid by a court  decision or  applicable  law, the remainder of the Agreement shall not be affected adversely and shall remain in full force and effect.

     22.  Entire  Agreement.   This  Agreement,   together  with  all  exhibits,
attachments and appendices,  contains the entire  understanding and agreement of the parties with respect to the subject matter hereof.

     23.  Aberdeen Funds and its Trustees.  The terms  "Aberdeen  Funds" and the
"Trustees of Aberdeen  Funds" refer  respectively  to the Trust  created and the
Trustees,  as trustees but not  individually or personally,  acting from time to time under the  Declaration of Trust made and dated as of [ ], 2007, as has been or may be amended and/or  restated from time to time, and to which  reference is hereby made.

            [The remainder of this page is intentionally left blank.]

     IN WITNESS WHEREOF,  the parties hereto have executed this Agreement on the day and year first written above.

                                     TRUST:
                                     ABERDEEN FUNDS

                                     By:___
                                     Name:
                                     Title:

                                     ADVISER:
                                     ABERDEEN ASSET MANAGEMENT INC.

                                     By:___
                                     Name:
                                     Title:

                                     SUBADVISER:
                                     NORTHPOINTE CAPITAL, LLC

                                     By:___
                                     Name:
                                     Title:

                                    EXHIBIT A
                           SUBADVISORY AGREEMENT AMONG
                                 ABERDEEN FUNDS
                         ABERDEEN ASSET MANAGEMENT INC.
                                       AND
                            NORTHPOINTE CAPITAL, LLC
                               Effective [ ], 2007

       Funds of the Trust                        Subadvisory Fees

    Aberdeen Select Small Cap               0.55% of the average daily
      Fund (growth sleeve)                    net assets of the Fund